Exhibit 99.1

NEWS RELEASE
Contact:

Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com	Gardner-White Barbara Tronstein Vice President 586-774-8853 barb@gardner-white.com

ALLIANCE DATA SIGNS MULTI-YEAR RENEWAL AGREEMENT
WITH REGIONAL FURNITURE RETAILER GARDNER-WHITE

Alliance Data to Continue Providing Marketing-Driven Private Label Credit Program
for Top-100 Ranked Retailer of Home Furnishings

DALLAS – May 30, 2012– Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a multi-year renewal agreement to continue providing the turnkey, marketing-driven private label credit card program for Gardner-White Furniture (www.gardner-white.com). Gardner-White is a leading retailer of home furnishings, electronics, mattresses and accessories in the Metro Detroit area. The Michigan-based multichannel retailer, which celebrates its centennial anniversary this year, is ranked a Top-100 U.S. Furniture Store by Furniture Today magazine.

“Since we opened our doors in 1912, Gardner-White has been committed to the highest standards of quality, value and customer service. The Gardner-White credit card program is critical to enabling us to bring our customers greater levels of value and flexibility every day, helping them bring home the furniture they and their families will enjoy for years,” said Barb Tronstein, vice president and owner of Gardner-White. “We appreciate Alliance Data’s expertise in the furniture space, and their multichannel credit and marketing tools. The credit card program has become an important extension of our brand, and has been a key catalyst for helping Gardner-White exceed its sales and marketing goals. We believe the card program plays a key role in making Gardner-White our customers’ number one choice for home furnishings.”

Melisa Miller, president of Retail Services for Alliance Data, said, “Gardner-White is a valued Alliance Data client, and we are excited to continue collaborating with this innovative furniture retailer to drive enhanced levels of value for Gardner-White cardholders. We’re confident in the card program’s ability to continue to help Gardner-White measurably drive sales and deliver a superior in-store and online experience to its customers.”

Know More. Sell More.® is Alliance Data’s commitment to help its clients better understand their customers to drive sales. Leveraging deep-rooted retail expertise, card usage data, advanced analytics and market research, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to increase sales, brand affinity, and customer engagement and loyalty for its clients. Alliance Data Retail Services clients include many of North America’s best-known retail brands.

About Gardner-White
Since 1912, when it first opened its doors, Gardner-White has been setting the standard in quality, value and service. The company continues to succeed by offering the value-conscious consumer excellent service and selection at an affordable price, with a wide variety of living and dining furniture, rugs, mattresses and accessories to fit any lifestyle and decor.  A single store until 1974, Warren, Mich.-based Gardner-White now operates seven stores and a warehouse in southeastern Michigan.  Gardner-White is moving its corporate offices and distribution center to Auburn Hills, MI this summer. they will also be opening a new 85,000 square foot store in the same facility.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward-Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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